U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                              FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): Sept. 20, 2000

                  Commission File No.   0-22524

                  REAL GOODS TRADING CORPORATION
(Exact name of small business issuer as specified in its charter)

         California                     8-0227324
(State or other jurisdiction of       (IRS Employer
incorporation or organization)        Identification Number)

3440 Airway Drive, Santa Rosa  California          95403
(Address of principal executive offices)         (Zip Code)

Issuer's telephone number, including area code:   (707) 542-2600


Item 5.  Other events.

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.


                          SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               REAL GOODS TRADING CORPORATION
                                        (Registrant)


                                Date:  September 20, 2000

                                By [S]LESLIE B. SEELY
                                      Leslie B. Seely
                                      Chief Financial Officer

                                ATTACHMENT A

Item 5. Other events.


Real Goods Announces Management Changes
- Company Enters Key Holiday Selling Season in Strong Position

Santa Rosa, California, September 20, 2000... Real Goods Trading Corporation (Nasdaq: RGTC, Chicago Exchange: RGT), a California based retailer of environmental and renewable energy products using catalogs, retail stores, and the Internet, announced today that it is embarking upon a management reorganization plan, effective October 1, 2000, that will streamline its staff and reduce expenses.

Mark Swedlund, President, and Les Seely, CFO & Corporate Secretary, have resigned to pursue other interests. Both resignations are effective September 30, 2000, and both will remain actively with the Company until then, and continue as consultants as needed in the future. CEO and Founder, John Schaeffer, will reassume the Presidency of the Company and Jeff Pecsar, the Company's Controller is being promoted to Vice President of Finance and Accounting. Pecsar will handle all of the Company's financial matters.

Other management changes include the promotion of Ann Killeen to Vice President of Information Systems, Inventory Planning and Circulation. Killeen has been with the Company for two years and was formerly Director of Information Services and Inventory Planning for direct marketers Storybook Heirlooms and Tzabaco. Kathy Asher is being promoted to Vice President of Operations. Asher is currently running the Company's call center, distribution center, public relations department, and renewable energy division. Asher formerly worked for direct mailer Foster & Gallagher where she helped run a 275-seat call center, and for Travelsmith where she helped grow the call center from 12 seats when she arrived to over 100 seats when she left. In an unrelated matter, the Company reported that Board Members John Lenser and Richard Cundiff have also resigned from the Board of Directors.

Company CEO, John Schaeffer, commented "I'm sad to see Mark and Les leave the Company, but I really appreciate all they've done for us, and I wish them well. The organization which they helped build is strong and well prepared for our all-important Holiday selling season. Response to our Fall catalog has been enthusiastic and our soon-to-be-mailed Holiday catalog is looking fantastic. It's great to provide three strong internal candidates with promotions and provides continuity of leadership for our 100 employees from people they've grown to know and respect over the years. I'm optimistic that our new leadership team will continue to build upon the momentum we have going. Our balance sheet remains very strong, we have over $1 million in the bank, haven't touched our $1.5 million line of credit and we're entering our strongest season of the year. With gas prices increasing and traditional utility companies struggling with supply, we see huge opportunities emerging for solar and renewable energy."




The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Certain Considerations" in the Company's annual report on Form 10-KSB for the year ended March 31, 1999. These include risks and uncertainties relating to sales growth, availability of capital, customer preferences and the general economy.

Real Goods Trading Corporation is the largest provider of renewable energy and products for healthy living in the world through its catalogs and retail stores and on its Website (www.realgoods.com) (call 1.800.762.7325 for a free catalog). The Company's common stock is publicly traded on the Chicago Stock Exchange under the symbol "RGT", on the Nasdaq Small Cap market under the symbol "RGTC", and through a bulletin board maintained on its web site (http://www.realgoods.com).